Exhibit 99.1

Grown Rogue Reports Second Quarter 2026 Results

Results and KPIs Highlight Continued Execution Against Growth Plans; 2026 and 2027 Guidance Increased

MEDFORD, Ore., Aug. 4, 2026 /CNW/ - Grown Rogue International Inc. ("Grown Rogue," "we," "us," "our," or the "Company") (CSE: GRIN) (OTC: GRUSF), a flower-forward cannabis company combining craft values with disciplined execution, today reported its unaudited financial results for the three and six months ended June 30, 2026. All currency is in U.S. dollars unless otherwise noted.

Results are presented in accordance with U.S. generally accepted accounting principles ("GAAP") and include consolidation of the Company's New Jersey operations, ABCO Garden State, LLC ("ABCO"), within the Company's financial statements. Comparative periods have been recast, where applicable, in accordance with GAAP.

Highlights:

•	Revenue of $11.3 million for the second quarter of 2026, compared with $8.0 million in the second quarter of 2025, an increase of 41% (36% excluding the new Michigan wholesale excise tax reported as revenue). Growth was driven primarily by revenue increases of 65% in New Jersey, 49% in Michigan (31% excluding the excise tax) and 14% in Oregon.
•	Adjusted EBITDA: Adjusted EBITDA (non-GAAP) of $2.1 million and Adjusted EBITDA margin of 18.2% (18.9% excluding the excise tax), compared with Adjusted EBITDA of $1.5 million and Adjusted EBITDA margin of 18.9% in the second quarter of 2025.
•	GAAP net income (loss): GAAP net loss of $1.5 million for the second quarter of 2026, compared with GAAP net income of $1.7 million in the prior-year period. Second quarter 2026 results included approximately $0.8 million of net non-cash fair-value losses related to derivative and warrant instruments.
•	Cash position: The Company ended the quarter with cash and cash equivalents of $11.5 million, providing funding flexibility to support its ongoing expansion projects in New Jersey, Illinois and Minnesota.
•	New Jersey: Continued strong demand and sell-through for packaged, branded products, with 100% of New Jersey revenue generated from packaged products. The Company now has approximately 10,000 square feet of flowering canopy online, with an additional 6,000 square feet under development toward total flowering capacity of approximately 16,000 square feet by year-end.
•	Illinois: Following regulatory approval in June, Grown Rogue's partner, SEA Craft, began cultivation operations at the Dwight facility. The first room was populated in early June, and approximately 5,000 square feet of flowering canopy is now online. An additional 5,000 square feet is approved and anticipated to be operational by year-end. Initial sales are expected in the fourth quarter of 2026. SEA Craft's operating results are not consolidated in the Company's financial results for the periods presented.
•	Minnesota: Construction continued at the Fridley cultivation facility. Phase I includes approximately 8,000 square feet of flowering canopy, with the first rooms targeted to be populated late in the third quarter and first revenue expected in the first quarter of 2027, subject to regulatory approvals, construction and commissioning timelines.
•	Oregon and Michigan: Mature markets remained competitive, with second quarter results reflecting both continued pricing volatility and recent operating improvements. Management remained focused on cost per pound, "A" flower yield, packaged-product mix and targeted systems and infrastructure investments that can be applied across the Company's markets. In Oregon, indoor bulk ASP increased to $592 per pound from $480 in Q1. In Michigan, total flower yield reached 90 g/sf, cost per pound improved to $277 and "A" flower yield increased to 56 g/sf, compared with 52 g/sf in Q1 and 45 g/sf in Q2 2025.
•	Product expansion: The Company continued the measured rollout of its single-source cured-resin vape products in Oregon, with plans to bring these products to Michigan and New Jersey later this year, and is preparing to launch infused pre-rolls in New Jersey before year end. Management continues to view deliberate product expansion around its core flower-forward ethos as a capital-efficient way to grow wallet share and generate greater value from select biomass streams.
•	Guidance: Management increased its 2026 revenue guidance to $38 million to $41 million, from $34 million to $37 million, and its Adjusted EBITDA guidance to $7 million to $9 million, from $6 million to $8 million. Management also increased 2027 revenue guidance to $55 million to $63 million, from $50 million to $58 million, while maintaining its previously announced 2027 Adjusted EBITDA guidance and long-term growth objectives.
•	Investor relations website: Subsequent to the quarter, the Company launched an updated dedicated Investor Relations website at ir.grownrogue.com, providing improved centralized access to financial results, press releases, SEC and SEDAR+ filings, governance materials, presentations, events, stock information and investor email alerts.

Management Commentary

Obie Strickler, Chief Executive Officer

"The second quarter reflected our continued focus on disciplined execution in our existing markets while expanding our platform to serve more customers across the US.  2026 has been a big year of growth for us as we work to complete the New Jersey expansion, ramp our newly activated production facility in Illinois, and finish construction and begin operations in Minnesota.  These expansion activities are supported by our relentless focus on cultivation operations, initiatives to strengthen our brand and selectively expand our product portfolio, and continued efforts to build the team required to support our growth.

"From a financial standpoint, New Jersey continues to demonstrate the value of pairing quality flower with disciplined execution in a higher priced market, and that's with cultivation KPIs that still have room for substantial improvement. In Oregon and Michigan, our KPIs show continued strong performance in cultivation operations, and it's great to see modest pricing improvements rewarding our discipline in these hyper-competitive environments. I have been particularly pleased with our execution in Michigan after completing the technology improvements resulting in record yields and record-low costs."

"We are building a foundation of people and systems that can travel across markets without losing the quality and consistency that define Grown Rogue. Cultivation is the engine of our business and quality-adjusted yield, cost discipline and sell-through are the hallmarks of what converts strong performance into durable profitability. Oregon and Michigan keep us focused on those fundamentals, while New Jersey, Illinois and Minnesota give us opportunities to apply those capabilities at different points in the market cycle. There is still substantial work ahead, but we believe the operating platform taking shape today can give Grown Rogue a meaningfully different financial profile entering 2027."

Andrew Marchington, Chief Financial Officer

"Excluding the Michigan excise tax, second quarter results reflected 36% year-over-year revenue growth to $11.3 million and a 36% increase in Adjusted EBITDA to $2.1 million. It's worth noting that during the second quarter we recognized revenue related to Michigan wholesale excise tax of $402,000 with the corresponding accrued expense recorded as general and administrative expense. We ended the quarter with $11.5 million of cash and remain focused on working capital discipline and deploying capital against clearly defined return objectives."

"Based on our second quarter performance and current expectations for the balance of the year, we are updating our 2026 and 2027 guidance. Our outlook continues to recognize that Illinois and Minnesota will incur startup costs before generating meaningful revenue and that the New Jersey expansion will contribute more fully as its additional capacity ramps."

Josh Rosen, Chief Strategy Officer

"During the quarter, investors could begin to see the two principal components of our growth framework operating side by side. Minnesota represents a purpose-built new-market opportunity, while Illinois represents a capital-efficient turnaround of existing infrastructure. Both rely on the same underlying capabilities: disciplined underwriting, high-quality and high-performance cultivation, great people and repeatable operating systems."

Second Quarter 2026 Update

Second quarter results reflected continued execution across Grown Rogue's operating and expansion plan. New Jersey continued to increase its contribution to the business, Illinois moved from regulatory preparation into active cultivation, and Minnesota advanced toward commissioning. At the same time, the team remained focused on improving yield and cost discipline in Oregon and Michigan, while closely managing product quality, pricing and sell-through.

Management continues to evaluate each market through a focused set of operating KPIs, including total and "A" flower yield, cost per pound, average selling price and packaged-product mix. These metrics help the Company remain disciplined, identify areas for improvement and make informed operating decisions across the platform. Selected market KPIs are presented below.

Operating KPIs by Market
	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Oregon*
Total Flower Harvested (lbs)	3,594	3,277	2,980	3,547	3,392
Flower Cost Per Pound Produced	$326	$342	$379	$294	$331
Total Flower Yield (g/sf)¹	76	69	68	73	72
"A" Flower Yield (g/sf)¹	53	50	42	49	45
$ Bulk Flower ASP²	$592	$480	$466	$499	$511
$ Packaged Flower ASP²	-	-	-	-	-
Portion of Revenue for Packaged Products	10%	11%	9%	15%	13%
Michigan
Total Flower Harvested (lbs)	4,259	3,746	3,960	3,518	3,391
Flower Cost Per Pound Produced	$277	$304	$287	$312	$323
Total Flower Yield (g/sf)¹	90	84	82	77	71
"A" Flower Yield (g/sf)¹	56	52	49	46	45
$ Bulk Flower ASP2/3	$615	$599	$692	$775	$734
$ Packaged Flower ASP2/3	$861	$889	$957	$900	$972
Portion of Revenue for Packaged Products	27%	20%	24%	17%	17%
New Jersey
Total Flower Harvested (lbs)	1,910	1,700	1,678	1,306	1,546
Flower Cost Per Pound Produced	$670	$652	$582	$770	$639
Total Flower Yield (g/sf)¹	61	63	64	59	58
"A" Flower Yield (g/sf)¹	41	37	37	38	32
$ Bulk Flower ASP²	n.m.⁴	n.m.⁴	$1,193	$1,032	$939
$ Packaged Flower ASP[2,5]	$2,077	$2,149	$2,305	$2,365	$2,562
Portion of Revenue for Packaged Products	100%	97%	95%	92%	93%

* Includes only indoor operations
[1] Total flower harvested and yield metrics reflect whole flower and exclude material used in ground flower and shake products. g/sf = grams of whole flower harvested per square foot of growing space.
[2]  ASP = average selling price per pound
[3]  Michigan ASP excludes amounts related to the Michigan wholesale excise tax included in reported revenue in 2026.
[4]  Not meaningful

[5] New Jersey packaged-flower ASP for all periods presented has been recast to exclude ground flower products, a category consisting predominantly of shake.

Selected Second Quarter 2026 Financial Results (Unaudited)

Metric	Q2 2026	Q2 2025	YoY Change	Q1 2026
Revenue (GAAP)	$11.3 million	$8.0 million	41%	$9.2 million
Gross Profit	$5.4 million	$3.6 million	51%	$4.0 million
Gross Margin	47.6%	44.4%	326 bps	43.2%
GAAP Net Income (Loss)	($1.5) million	$1.7 million	n.m.	($2.2) million
EBITDA (Non-GAAP)	$1.7 million	$1.2 million	38%	$1.0 million
Adjusted EBITDA (Non-GAAP)	$2.1 million	$1.5 million	36%	$1.6 million
Adjusted EBITDA Margin	18.2%	18.9%	-67 bps	17.1%
Cash and Cash Equivalents	$11.5 million as of Jun. 30, 2026	$9.6 million as of Jun. 30, 2025	20%	$13.7 million as of Mar. 31, 2026

n.m. = not meaningful. EBITDA and Adjusted EBITDA are non-GAAP financial measures. See "Non-GAAP Financial Measures" and the reconciliation tables included below. Reported Q2 2026 revenue includes approximately $402,000 of Michigan wholesale excise taxes. Excluding the tax, consolidated revenue increased approximately 36% year over year and Adjusted EBITDA margin was 18.9%.

Selected Quarterly Financial Results by Segment (Unaudited)

Metric	Q2 2026	Q2 2025	YoY Change	Q1 2026
Oregon
Revenue (GAAP)	$3.5 million	$3.1 million	14%	$3.0 million
Adjusted EBITDA	$0.7 million	$0.7 million	12%	$0.4 million
Adjusted EBITDA Margin	20.8%	21.2%	-50 bps	14.2%
Michigan*
Revenue (GAAP)	$3.4 million	$2.3 million	49%	$2.7 million
Adjusted EBITDA	$0.7 million	$0.6 million	11%	$0.5 million
Adjusted EBITDA Margin	20.0%	26.8%	-680 bps	19.6%
New Jersey
Revenue (GAAP)	$4.4 million	$2.7 million	65%	$3.4 million
Adjusted EBITDA	$1.8 million	$1.1 million	70%	$1.5 million
Adjusted EBITDA Margin	42.2%	40.8%	140 bps	44.2%
Corporate
Adjusted EBITDA	($1.2) million	($0.8) million	44%	($0.9) million
Consolidated
Revenue (GAAP)	$11.3 million	$8.0 million	41%	$9.2 million
Adjusted EBITDA	$2.1 million	$1.5 million	36%	$1.6 million
Adjusted EBITDA Margin	18.2%	18.9%	-70 bps	17.1%

*Michigan revenue includes approximately $402,000 of wholesale excise taxes collected following implementation of the tax on January 1, 2026. Excluding the tax, Michigan revenue increased approximately 31% year over year and its Adjusted EBITDA margin was 22.7%. Excluding the tax, consolidated revenue increased approximately 36% year over year and consolidated Adjusted EBITDA margin was 18.9%.

Guidance and Long-Term (3-5 Year) Growth Objectives

Management is updating the financial framework introduced in April 2026 to assist investors in evaluating the Company's growth strategy and capital allocation discipline. The guidance and long-term objectives set out below reflect current expectations, assumptions and management objectives as of the date of this release and are subject to the forward-looking statements disclosure.

Growth Framework

•	Selective new builds in undersupplied markets where craft-quality flower is expected to earn attractive wholesale economics and support the capital intensity of new-build projects.
•	Fixer-upper takeovers and distressed opportunities where management believes disciplined execution can improve yield, consistency, and cost controls, typically with lower capital expenditure requirements.
•	Focused product expansion, including flower-forward vape formats, intended to grow wallet share while maintaining a disciplined SKU set and consistent quality standards.
•	Underwriting discipline based on mature-market, normalized pricing assumptions, without relying on perpetual early-cycle pricing upside to meet return targets.

Long-term (3-5 year) Targets and Guidance

•	Long-term (3-5 year) targets, using 2027 as the base year
o	Revenue growth of 25% per year, compounded
o	Profit growth (Adjusted EBITDA1) of 35% per year, compounded
o	Return on Incremental Invested Capital ("ROIIC")[2] of greater than 75%
•	2026 Guidance (Revenue / Adjusted EBITDA1): $38-$41 million (up from $34-$37 million) / $7-$9 million (up from $6-$8 million).
•	2027 Guidance (Revenue / Adjusted EBITDA1): $55-$63 million (up from $50-$58 million) / $14-$18 million.
[1] Adjusted EBITDA (non-GAAP) excludes pre-revenue, startup expenses associated with new market expansion.
[2] ROIIC (non-GAAP) is defined as the change in operating profit divided by the change in invested capital over the relevant measurement period.
Note: The Company has not reconciled its forward-looking Adjusted EBITDA (non-GAAP) guidance to the most directly comparable GAAP measure because certain reconciling items are outside management's control or cannot be reasonably predicted without unreasonable effort.

2026 Guidance Assumptions: 2026 guidance excludes the start-up (pre-revenue) expenses in both Illinois and Minnesota of approximately $1.5 million to $2.0 million each. Illinois is expected to begin contributing revenue in Q4 2026, with approximately 5,000 square feet of flowering canopy online and an additional 5,000 square feet under development. Minnesota is expected to begin contributing revenue in the first quarter of 2027 with approximately 8,000 square feet of flowering canopy coming online in stages. In New Jersey, the Company expects the current expansion to be substantially complete by Q4 2026, with ramp and sell-through reaching targeted levels by Q1 2027. As a result, the expansion is expected to contribute modestly to revenue and Adjusted EBITDA (non-GAAP) in 2026 and is more fully reflected in 2027 guidance. Overall, the Company anticipates consolidated gross margins of greater than 42% and corporate overhead expenses to increase by less than 10% in 2026.

2027 Guidance Assumptions: 2027 guidance assumes modest wholesale price normalization from 2026 levels in New Jersey and Illinois of approximately 10% and 5%, respectively. Minnesota is assumed to remain supply-constrained, supporting wholesale flower pricing for "A" flower quality above $2,500 per pound. In Oregon and Michigan, the guidance assumes no change in the current pricing environment, which management believes represents an appropriately conservative case for those markets. New Jersey assumes completion of the Phase II expansion in 2026, with 2027 reflecting a full year at expanded capacity. The Company currently plans to expand Illinois flowering canopy from 5,000 to 14,000 square feet and to expand Minnesota flowering canopy from 8,000 to approximately 16,000 square feet in mid-2027, utilizing existing capital and internally generated cash flow to fund the expansions. Overall, the Company anticipates consolidated gross margins of greater than 44% and corporate overhead expenses to increase by less than 25% in 2027.

General Assumptions. Guidance and long-term objectives exclude any potential changes in U.S. federal cannabis policy and do not assume M&A or additional distressed opportunities unless explicitly stated.

Flower Capacity

On average, Grown Rogue anticipates producing approximately 800-900 lbs of flower annually per 1,000 square feet of flowering canopy.

State	Canopy / capacity online (sq. ft.)	Under development (sq. ft.)	Nameplate capacity (sq. ft.)	Notes
Oregon (indoor only)	14,752	N/A	14,752	Approximately 30,000 sq. ft. of indoor facility space at the Airport facility. Eight dedicated flower rooms and nearly four harvests per month at the Rossanley facility.
Michigan	14,550	N/A	14,550	Facility currently operates approximately 50,000 sq. ft., including fourteen flowering rooms and related support space.
New Jersey	10,000	6,000	16,000	Expansion underway through 2026, with total flowering canopy anticipated to increase to approximately 16,000 sq. ft.
Minnesota	N/A	8,000	30,000	Phase I includes approximately 8,000 sq. ft. of flowering canopy, with products expected to be available for sale in early 2027.
Illinois	5,000	5,000	14,000	Approximately 66,000 sq. ft. leased facility, including a 23,000 sq. ft.
greenhouse, with 5,000 sq. ft. of indoor flowering canopy online and an additional 5,000 sq. ft. under development. Expandable to approximately
				14,000 sq. ft., subject to regulatory approval.
Totals	44,302	19,000	89,302

Conference Call and Webcast Information

Grown Rogue will host a conference call and webcast on Tuesday, August 4, 2026, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its second quarter 2026 results and provide a corporate update.

Conference Call Details

Date:	Tuesday, August 4, 2026
Time:	5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)
Webcast:	Register
Dial-in:	1-800-836-8184 (toll-free in North America)

A telephone replay will be available until August 11, 2026, by dialing (+1) 888-660-6345 and entering replay code 57464#.

The earnings release, webcast, replay information, transcript, financial filings and related investor materials will be available on the Company's Investor Relations website at ir.grownrogue.com. Investors may also access press releases, SEC and SEDAR+ filings, governance materials, presentations, stock information, event details and email alerts through the site.

About Grown Rogue

Grown Rogue International Inc. (CSE: GRIN | OTC: GRUSF) is a flower-forward cannabis company rooted in Oregon's Rogue Valley, a region known for its deep cannabis heritage and commitment to quality. With operations in Oregon, Michigan and New Jersey, and expansion underway in Illinois and Minnesota, Grown Rogue specializes in producing designer-quality indoor flower. Known for exceptional consistency and care in cultivation, its products are valued by retailers, budtenders and consumers alike. By blending craft values with disciplined execution, the Company has built a scalable, capital-efficient platform designed to thrive in competitive markets. The Company believes sustained excellence in cannabis flower production is both the engine of the industry's supply chain and a key competitive advantage. For more information about Grown Rogue, please visit www.grownrogue.com.

The contents of the Company's website are not incorporated by reference into this press release or into any report or document filed or furnished by the Company with the SEC or Canadian securities regulators, and references to the website are intended to be inactive textual references only.

Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)
For the three and six months ended June 30, 2026 and 2025
(Expressed in United States Dollars, except share amounts) - Unaudited

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	$	$	$	$
Revenue
Product sales	11,273,837	8,009,987	20,429,495	15,160,170
Total revenue	11,273,837	8,009,987	20,429,495	15,160,170
Cost of goods sold
Cost of finished cannabis inventory sold	(5,903,860)	(4,455,502)	(11,101,884)	(8,241,938)
Total cost of goods sold	(5,903,860)	(4,455,502)	(11,101,884)	(8,241,938)
Gross profit	5,369,977	3,554,485	9,327,611	6,918,232
Operating expenses
Amortization (Notes 9, 10)	65,650	107,927	156,812	212,911
General and administrative	4,318,584	2,678,372	7,930,407	5,210,626
Share-based compensation (Note 15)	149,087	336,825	304,081	1,772,735
Total operating expenses	4,533,321	3,123,124	8,391,300	7,196,272
Income (loss) from operations	836,656	431,361	936,311	(278,040)
Other income (expense)
Interest expense (Note 11, 12)	(429,240)	(432,553)	(979,220)	(690,724)
Other income (expense)	(116,128)	(173,887)	49,140	623,069
Interest income	104,356	36,337	146,543	72,274
Unrealized gain (loss) on derivative liability (Note 12)	82,006	(2,892,027)	148,383	(27,654)
Realized gain on derivative liability (Note 12)	-	5,889,032	-	5,859,744
Unrealized loss on warrant asset (Note 6)	(556,583)	(168,162)	(2,747,667)	(1,340,654)
Unrealized gain (loss) on warrant liability (Note 12)	(337,167)	-	433,547	-
Loss on equity investment in associate (Note 7)	(193,593)	(114,686)	(293,250)	(268,420)
Total other income (expense), net	(1,446,349)	2,144,054	(3,242,524)	4,227,635
Income (loss) before income tax expense	(609,693)	2,575,415	(2,306,213)	3,949,595
Income tax expense (Note 17)	(871,331)	(920,037)	(1,388,202)	(1,551,347)
Net income (loss)	(1,481,024)	1,655,378	(3,694,415)	2,398,248
Other comprehensive income
Currency translation adjustment	-	(6,547)	-	1,285
Total comprehensive income (loss)	(1,481,024)	1,648,831	(3,694,415)	2,399,533

Basic income (loss) per share	(0.01)	0.01	(0.02)	0.01
Basic weighted average number of subordinate voting common shares outstanding	249,938,980	247,015,784	249,926,825	237,157,649
Diluted income (loss) per share	(0.01)	0.01	(0.02)	0.01
Diluted weighted average number of subordinate voting common shares outstanding	249,938,980	252,922,833	249,926,825	243,607,029

Net income (loss) for the period attributable to:
Shareholders	(1,692,836)	1,499,975	(4,395,053)	2,098,757
Non-controlling interest	211,812	155,403	700,638	299,491
Net income (loss)	(1,481,024)	1,655,378	(3,694,415)	2,398,248

Total comprehensive income (loss) for the period attributable to:
Shareholders	(1,692,836)	1,322,312	(4,395,053)	2,100,042
Non-controlling interest	211,812	326,519	700,638	299,491
Total comprehensive income (loss)	(1,481,024)	1,648,831	(3,694,415)	2,399,533

Condensed Consolidated Balance Sheets
As at June 30, 2026 and December 31, 2025
(Expressed in United States Dollars) - Unaudited

	June 30, 2026	December 31, 2025
	$	$
ASSETS
Current assets
Cash and cash equivalents	11,532,826	11,371,834
Accounts receivable, net (Note 4)	3,675,083	2,908,270
Inventory (Note 5)	6,714,122	7,081,295
Prepaid expenses	355,531	563,912
Derivative asset (Note 12)	11,342	-
Current portion of notes receivable (Note 8)	265,972	253,403
Total current assets	22,554,876	22,178,714
Other long-term assets	300,000	300,000
Warrants asset (Note 6)	2,355,605	5,103,272
Other investments (Note 7)	1,480,610	1,358,860
Notes receivable (Note 8)	1,756,032	1,683,757
Lease receivable	94,022	94,022
Property and equipment, net (Note 9)	17,820,475	14,055,552
Right of use assets (Note 10)	13,838,966	13,414,406
Deferred tax asset	1,795,003	1,522,760
Intangible assets	3,025,193	3,025,193
TOTAL ASSETS	65,020,782	62,736,536
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	2,544,834	1,262,519
Current portion of operating lease liabilities (Note 10)	1,020,063	844,421
Current portion of finance lease liabilities (Note 10)	158,219	152,705
Current portion of long-term debt (Note 11)	3,002,684	2,576,228
Current portion of business acquisition consideration payable	464,486	455,844
Derivative liability	-	137,041
Warrant liabilities (Note 12)	1,106,118	-
Income tax payable	412,770	296,018
Total current liabilities	8,709,174	5,724,776
Operating lease liabilities (Note 10)	13,404,472	13,010,805
Finance lease liabilities (Note 10)	40,565	67,782
Long-term debt (Note 11)	9,730,478	10,019,301
Business acquisition consideration payable	1,545,805	1,611,637
Other non-current liabilities	9,830,257	8,383,888
TOTAL LIABILITIES	43,260,751	38,818,189

Commitments and contingencies (Note 23)
Subsequent events (Note 24)

SHAREHOLDERS' EQUITY
Subordinate voting common shares, convertible into multiple voting common shares, no par value; unlimited shares authorized; 249,938,980 and 249,738,980 shares issued and outstanding as at June 30, 2026 and December 31, 2025, respectively	61,375,330	62,589,075
Multiple voting common shares, no par value; unlimited shares authorized; nil and nil shares issued and outstanding as at June 30, 2026 and December 31, 2025, respectively	-	-
Accumulated other comprehensive loss	(121,906)	(121,906)
Accumulated deficit	(45,959,008)	(41,563,955)
Equity attributable to shareholders	15,294,416	20,903,214
Non-controlling interests (Note 22)	6,465,615	3,015,133
TOTAL SHAREHOLDERS' EQUITY	21,760,031	23,918,347
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	65,020,782	62,736,536

Statement of Changes in Cash Flows
For the six months ended June 30, 2026 and 2025
(Expressed in United States Dollars, unless otherwise indicated) - Unaudited

	2026	2025
	$	$
Operating activities
Net income (loss)	(3,694,415)	2,398,248
Adjustments for non-cash items in net income (loss) and earnings impact of warrant liability reclassification:
Depreciation of property and equipment	156,812	212,911
Depreciation of property and equipment included in costs of finished cannabis inventory sold	1,577,038	795,337
Lease costs included in costs of finished cannabis inventory sold	542,497	927,805
Share-based compensation	304,081	1,772,735
Interest and accretion expense	979,220	690,724
Other income	-	(5,251)
Interest income	(84,844)	(72,274)
Unrealized (gain) loss on derivative liability	(148,383)	27,654
Realized (gain) loss on derivative liability	-	(5,859,744)
Unrealized loss on warrant asset	2,747,667	1,340,654
Unrealized gain on warrant liability	(433,547)	-
Loss on equity investment in associate	293,250	268,420
Deferred income taxes	(272,243)	(55,184)
Changes in operating assets and liabilities (Note 18)	2,280,732	(3,098,916)
Net cash provided by (used in) operating activities	4,247,865	(656,881)

Investing activities
Purchase of property and equipment	(5,498,773)	(241,532)
Payments of business acquisition consideration payable	(377,988)	(254,828)
Investment in Rogue EBC, LLC equity interest	(415,000)	(468,000)
Net cash used in investing activities	(6,291,761)	(964,360)

Financing activities
Sale of non-controlling interest in GRMA, net of issuance costs	2,985,000	-
Proceeds from exercise of stock options	21,839	402,844
Proceeds from long-term debt	1,000,000	7,471,063
Distributions to non-controlling interests in subsidiaries	(235,156)	(70,000)
Debt issuance costs	-	(246,913)
Repayment of long-term debt	(1,529,295)	(1,169,064)
Payment of interest on convertible debentures	-	(79,755)
Repayment of finance lease	(37,500)	(6,250)
Net cash provided by financing activities	2,204,888	6,301,925

Effect of foreign exchange on cash and cash equivalents	-	1,285

Change in cash and cash equivalents	160,992	4,681,969
Cash and cash equivalents, beginning of period	11,371,834	4,917,708
Cash and cash equivalents, ending of period	11,532,826	9,599,677

Adjusted EBITDA Reconciliation Table (Unaudited)
For the three and six months ended June 30, 2026 and 2025
(Expressed in United States Dollars, except share amounts) - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	(1,481,024)	1,655,378	(3,694,415)	2,398,249
Add back amortization of property and equipment included in cost of sales	754,506	658,232	1,577,037	1,092,435
Add back interest and accretion expense	429,240	432,553	979,220	690,724
Add back amortization of property and equipment	65,650	107,927	156,812	212,911
Add back loss on equity investment in associate	193,593	114,686	293,250	268,420
Add back income tax expense	871,331	920,037	1,388,202	1,551,347
Deduct gain on derivative liability	(82,006)	(2,997,005)	(148,383)	(5,832,090)
Deduct interest and other income (expense)	11,772	137,550	(195,683)	(695,343)
Add back changes in FV on warrants asset and liability	893,750	168,162	2,314,120	1,340,654
EBITDA	1,656,812	1,197,520	2,670,160	1,027,306

Add back share-based compensation	149,087	336,825	304,081	1,772,735
Deduct GAAP bad debt conversion adjustment	-	(79,000)	-	(158,000)
Add back Golden Harvests acquisition costs	-	60,000	-	60,000
Add back pre-operational startup costs[1]	250,997	-	647,162	-
Adjusted EBITDA	2,056,896	1,515,345	3,621,403	2,702,041

[1] During the three and six months ended June 30, 2026, we incurred approximately $250,997 and $647,162, respectively, in pre-operational startup costs associated with the build-out of new production locations inclusive of occupancy and pre-operational costs related to the Fridley Minnesota production facility offset by reimbursements to SEA Craft LLC; no such costs were incurred in the comparable 2025 periods.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking information" and "forward-looking statements" within the meaning of applicable Canadian and United States securities laws (collectively, "forward-looking statements"). Forward-looking statements include, without limitation, statements regarding: the Company's 2026 and 2027 financial guidance and long-term growth and return objectives; the assumptions underlying such guidance and objectives, including anticipated wholesale pricing, market supply and demand, gross margins, corporate overhead and pre-revenue start-up expenses; the timing, cost, completion, commissioning, capacity, ramp-up, production, harvest, sales and anticipated financial contributions of the Company's operations and expansion projects in New Jersey, Illinois and Minnesota; planned additions to flowering canopy and production capacity; anticipated product launches and expansion into additional markets; future capital allocation, working capital and capital requirements; the anticipated use of existing capital and internally generated cash flow to fund expansion; the expected benefits of operating systems, infrastructure investments and cultivation improvements; and the Company's growth opportunities and future operating and financial performance.

Forward-looking statements are often identified by words or phrases such as "may," "would," "could," "should," "will," "intend," "plan," "anticipate," "believe," "estimate," "expect," "target," "guidance," "outlook," "forecast," "objective" and similar expressions, including their negative forms. The absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are based on management's current expectations, estimates, assumptions and projections as of the date of this release. These assumptions include, without limitation, assumptions regarding market conditions, wholesale pricing, consumer and retailer demand, competitive conditions, construction and commissioning timelines, the availability and cost of labour, materials and equipment, regulatory approvals and continued compliance with applicable licensing requirements, cultivation yields and product quality, the timing of new product and market launches, operating costs, access to capital and the Company's ability to fund its planned operations and expansion activities.

Although the Company believes these expectations and assumptions are reasonable, forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from those expressed or implied. These risks and uncertainties include, without limitation: changes in general economic, business, political and financial-market conditions; changes in cannabis laws, regulations or enforcement policies; the timing or availability of required regulatory approvals; the continued illegality of cannabis under United States federal law; declines or volatility in wholesale cannabis pricing and demand; increased competition; variations in cultivation yields, product quality and production costs; construction, commissioning or ramp-up delays and cost overruns; the availability of labour, equipment and supplies; the Company's ability to generate sufficient cash flow or obtain financing on acceptable terms; and the other risks described in the Company's public disclosure documents filed through SEDAR+ and EDGAR.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by applicable law. Future-oriented financial information and financial outlooks contained in this release are provided for the purpose of describing management's current expectations and may not be appropriate for other purposes.

The Company is indirectly involved, through its operating subsidiaries, in the cultivation, manufacture, possession, use, sale and distribution of cannabis in the adult-use cannabis marketplace in the United States. Although these activities are permitted under applicable state laws in the jurisdictions in which the Company operates, cannabis remains illegal under United States federal law.

NON-GAAP FINANCIAL MEASURES

This press release presents certain financial measures that are not calculated in accordance with United States generally accepted accounting principles ("GAAP"), including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and return on incremental invested capital ("ROIIC"). These non-GAAP financial measures do not have standardized meanings prescribed by GAAP and may not be comparable with similarly titled measures presented by other companies.

Management uses these non-GAAP financial measures as supplemental tools to evaluate the Company's underlying operating performance, compare results between periods and markets, and assess capital-allocation decisions. These measures should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP measures are included in the financial schedules accompanying this release. The specific adjustments used to calculate EBITDA and Adjusted EBITDA are identified in those reconciliation schedules.

The Company has not provided a quantitative reconciliation of its forward-looking Adjusted EBITDA guidance to the most directly comparable forward-looking GAAP measure because certain components of that GAAP measure cannot be reasonably predicted without unreasonable effort. These items could be material and could cause actual GAAP results to differ materially from the forward-looking non-GAAP guidance presented in this release.

Grown Rogue's current SEC disclosure identifies federal cannabis illegality and the availability of capital, operating cash flow and expansion funding as continuing risks. SEC rules also require historical non-GAAP reconciliations and specific disclosure when a forward-looking reconciliation cannot reasonably be provided.

SOURCE Grown Rogue International Inc.

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%CIK: 0001463000

For further information: General Inquiries and Investor Contact: Obie Strickler, Chief Executive Officer, obie@grownrogue.com; Investor Relations: invest@grownrogue.com, (458) 226-2662

CO: Grown Rogue International Inc.

CNW 16:05e 04-AUG-26